Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

May 11, 2020

Maxar Technologies Reports First Quarter 2020 Results and Announces Award for Multiple 1300-Class Communications     Satellites

Westminster, CO – Maxar Technologies (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced financial results for the quarter ended March 31, 2020 and a multi-hundred million dollar contract award to build multiple 1300-Class communications satellites for an undisclosed customer. All dollar amounts in this press release are expressed in U.S. dollars, unless otherwise noted.

Key points from the quarter include:

•	Consolidated revenues from continuing operations of $381 million
•	Net loss of $48 million
•	Diluted loss per share from continuing operations of $1.30
•	Adjusted EBITDA[1] from continuing operations of $77 million and Adjusted EBITDA[1] margin of 20.2 percent
•	Net loss and Adjusted EBITDA included charges of $18 million related to COVID-19 and $14 million related to a recent design anomaly detected in a final satellite test procedure
•	Excluding the $32 million in charges described above, net loss would have been $16 million and Adjusted EBITDA would have been $109 million

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

“Our results this quarter reflect progress on our multi-year strategy to strengthen our company and position it for revenue, profit and cash flow growth. Importantly, we closed the MDA divestiture, which helped improve our balance sheet. We generated solid revenue growth in Earth Intelligence, and quarter-over-quarter consolidated backlog growth, demonstrating solid demand from customers and continued success of our diversification strategy,” said Dan Jablonsky, CEO. “And the bookings momentum has continued into the second quarter with today’s signing of a contract to build multiple 1300-Class communications satellites. This brings our bookings total in Space Infrastructure to over $700 million year-to-date and puts us on a path for another year of backlog growth for this segment.”

Jablonsky continued, “As we respond to the global Coronavirus pandemic, we are focused on protecting the health and safety of our team members, families, customers and communities while continuing to deliver the products and services needed by our partners to complete their critical missions.”

“We ended the quarter with roughly $500 million in liquidity and no significant debt maturities until the end of 2023,” stated Biggs Porter, CFO. “This quarter’s results were negatively impacted by an increase in estimated costs to complete programs and scheduling penalties in our Space Infrastructure segment because of the social distancing restrictions put in place across the world to help combat COVID-19.  Separately we discovered a design anomaly on a commercial satellite program in late April prior to shipment. This was during the final stage of our thorough test process and resulted in schedule revisions and cost growth. Our results included negative impacts of $32 million in the quarter related to these items. Excluding these items, our results are in line with expectations.”

On April 8, 2020, we completed the previously announced sale of the MDA Business to Neptune Acquisition Inc., a corporation existing under the laws of the Province of British Columbia and an affiliate of Northern Private Capital Ltd., for $729 million (C$1 billion) subject to customary purchase price adjustments, including for working capital, cash and debt. This divestiture represents a strategic shift in our business and, in accordance with U.S. GAAP, qualifies as a discontinued operation. As a result, the operating results and cash flows related to the MDA Business have been reflected as discontinued operations in the Unaudited Condensed Consolidated Statements of Operations.

Total revenues from continuing operations decreased to $381 million from $431 million, or by $50 million, for the three months ended March 31, 2020, compared to the same period of 2019.  The decrease was primarily driven by a $78 million decrease in the Space Infrastructure segment which was partially offset by a $17 million increase in the Earth Intelligence segment.

For the three months ended March 31, 2020, net loss from continuing operations of $78 million compared to a net loss of $68 million in the same period of 2019. The increase in net loss is primarily driven by a decrease in revenue of $50 million for the three months ended March 31, 2020 compared to the same period in 2019. The increase is also driven by a $14 million recognition of impairment on orbital receivables, primarily due to an increase in credit risk associated with our largest orbital customer, for the three months ended March 31, 2020. We did not recognize any orbital impairments for the three months ended March 31, 2019. The overall increased loss was partially offset by a decrease in product and service costs of $25 million and a decrease in selling, general and administrative expenses of $17 million. The increased loss was also partially offset by a $2 million foreign exchange gain for the three months ended March 31, 2020 compared to a foreign exchange loss of $5 million for the three months ended March 31, 2019.

For the first quarter of 2020, Adjusted EBITDA was $77 million and Adjusted EBITDA as a percentage of consolidated revenues (“Adjusted EBITDA margin percentage”) was 20.2%. This is compared to Adjusted EBITDA of $99 million and Adjusted EBITDA margin percentage of 22.9% for the first quarter of 2019.  The decrease was driven largely by lower Adjusted EBITDA from the Space Infrastructure segment, partially offset by higher Adjusted EBITDA from the Earth Intelligence segment.

Our results of operations for the three months ended March 31, 2020 include the current estimated impact of COVID-19. We had COVID-19 related EAC growth of $18 million within the Space Infrastructure segment which negatively impacted our earnings during the three months ended March 31, 2020. The changes in the EACs are due to increases in estimated program costs associated with the COVID-19 operating posture and the estimated impact of certain items such as supplier delays and increased labor hours along with actuals realized during the three months ended March 31, 2020. These costs are considered incremental and separable from normal operations.

We had total order backlog of $1.7 billion as of March 31, 2020 compared to $1.6 billion as of December 31, 2019. Backlog increased primarily due to an increase in our Space Infrastructure segment backlog as a result of new awards during the year, partially offset by declines in our Earth Intelligence segment. The decrease in backlog within the Earth Intelligence segment is primarily driven by the timing of the exercise of the EnhancedView Contract option year. The decrease was partially offset by increases in geospatial services. Our unfunded contract options totaled $1.4 billion as of March 31, 2020 and December 31, 2019, respectively.

Financial Highlights

In addition to results reported in accordance with U.S. GAAP, the Company uses certain non-GAAP financial measures as supplemental indicators of its financial and operating performance. These non-GAAP financial measures include EBITDA and Adjusted EBITDA. The Company believes these supplementary financial measures reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

	Three months ended
	March 31,
	2020	2019
($ millions, except per share amounts)
Revenues	$381	$431
Loss from continuing operations	(78)	(68)
Income from discontinued operations, net of tax	30	11
Net loss	$(48)	$(57)
EBITDA[1]	92	88
Adjusted EBITDA[1]	77	99

Diluted income (loss) per common share:
Loss from continuing operations	$(1.30)	$(1.14)
Income from discontinued operations, net of tax	0.50	0.18
Diluted loss per common share	$(0.80)	$(0.96)

Weighted average number of common shares outstanding (millions):
Basic	60.1	59.0
Diluted	60.1	59.0

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Revenues by segment were as follows:

	Three months ended
	March 31,
	2020	2019
($ millions)
Revenues
Earth Intelligence	$271	$254
Space Infrastructure	132	210
Intersegment eliminations	(22)	(33)
Total revenues	$381	$431

The Company analyzes financial performance by segment, which combine related activities within the Company.

	Three months ended
	March 31,
	2020	2019
Adjusted EBITDA:
Earth Intelligence	$133	$125
Space Infrastructure	(39)	(2)
Intersegment eliminations	(7)	(4)
Corporate and other expenses	(10)	(20)
Adjusted EBITDA[1]	$77	$99

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Earth Intelligence

	Three months ended
	March 31,
	2020	2019
($ millions)
Revenues	$271	$254
Adjusted EBITDA	$133	$125
Adjusted EBITDA Margin	49.1%	49.2%

Revenues from the Earth Intelligence segment increased to $271 million from $254 million, or by $17 million, for the three months ended March 31, 2020, compared to the same period of 2019.  The increase was primarily driven by $11 million in revenue growth from new contract awards and expansion of existing programs with the U.S. government. There was also a $6 million increase in revenues in 2020 from an international customer due to a delay in contract signing in 2019.

Adjusted EBITDA increased to $133 million from $125 million, or by $8 million, for the three months ended March 31, 2020, compared to the same period of 2019. The increase was primarily driven by an increase in revenues and a decrease in selling, general and administrative expenses due to headcount reductions taken in the first half of 2019.

Space Infrastructure

	Three months ended
	March 31,
	2020	2019
($ millions)
Revenues	$132	$210
Adjusted EBITDA	$(39)	$(2)
Adjusted EBITDA Margin	(29.5)%	(1.0)%

Changes in revenues from year to year are influenced by the size, timing and number of satellite contracts awarded in the current and preceding years and the length of the construction period for satellite contracts awarded. Revenues on satellite contracts are recognized using the cost-to-cost method to determine the percentage of completion over the construction period, which typically ranges between 20 to 36 months and up to 48 months in special situations. Adjusted EBITDA margins can vary from quarter to quarter due to the mix of our revenues and changes in our estimated costs to complete as our risks are retired and as our estimated costs to complete are increased or decreased based on contract performance.

Revenues from the Space Infrastructure segment decreased to $132 million from $210 million, or by $78 million, for the three months ended March 31, 2020 compared to the same period of 2019. Revenues decreased primarily as a result of the impact of reduced volumes on commercial programs of $114 million which were partially offset by an increase in volume related to U.S. government contracts of $46 million during the three months ended March 31, 2020 compared to the same period in 2019. There was COVID-19 related EAC growth of $18 million which negatively impacted revenue for the three months ended March 31, 2020. The changes in the EACs are due to increases in estimated program costs associated with the COVID-19 operating posture and the estimated impact of certain items such as supplier delays and increased labor hours. These costs are considered incremental and separable from normal operations. Additionally, revenues were negatively impacted by $14 million due to increases in estimated costs and an associated change in the EAC profit margin of a commercial satellite program due to the identification of a design anomaly in the final stage of a testing process. Estimated costs to complete directly impacts revenues, as revenues are recognized over time under the cost-to-cost method.

Adjusted EBITDA decreased to a loss of $39 million from a loss of $2 million, or by $37 million, for the three months ended March 31, 2020, compared to the same period of 2019. The decrease in the Space Infrastructure segment is primarily related to an $18 million negative impact related to our COVID-19 operating posture and a $14 million negative impact on the above-mentioned commercial satellite program.

Corporate and other expenses

Corporate and other expenses include items such as corporate office costs, regulatory costs, executive and director compensation, foreign exchange gains and losses, retention costs, and fees for legal and consulting services.

Corporate and other expenses decreased to $10 million from $20 million, or by $10 million, for the three months ended March 31, 2020 compared to the same period in 2019.  The decrease was primarily driven by a $2 million foreign exchange gain for the three months ended March 31, 2020 compared to a foreign exchange loss of $5 million for the three months ended March 31, 2019. The decrease in corporate and other expenses was also driven by a $2 million decrease in selling, general and administrative expenses and a $1 million decrease in retention costs related to a 2019 program within the Space Infrastructure segment.

Intersegment eliminations

Intersegment eliminations are related to projects between our segments, including WorldView Legion. Intersegment eliminations have increased to $7 million from $4 million, or by $3 million, for the three months ended March 31, 2020 compared to the same period in 2019 primarily related to an increase in intersegment satellite construction activity.

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Product	$107	$166
Service	274	265
Total revenues	$381	$431
Costs and expenses:
Product costs, excluding depreciation and amortization	$145	$171
Service costs, excluding depreciation and amortization	93	92
Selling, general and administrative	68	85
Depreciation and amortization	90	95
Impairment loss	14	—
Operating loss	(29)	(12)
Interest expense, net	49	49
Other (income) expense, net	(3)	5
Loss before taxes	(75)	(66)
Income tax expense	2	1
Equity in loss from joint ventures, net of tax	1	1
Loss from continuing operations	(78)	(68)
Income from discontinued operations, net of tax	30	11
Net loss	$(48)	$(57)

Basic income (loss) per common share:
Loss from continuing operations	$(1.30)	$(1.14)
Income from discontinued operations, net of tax	0.50	0.18
Basic loss per common share	$(0.80)	$(0.96)

Diluted income (loss) per common share:
Loss from continuing operations	$(1.30)	$(1.14)
Income from discontinued operations, net of tax	0.50	0.18
Diluted loss per common share	$(0.80)	$(0.96)

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$12	$59
Trade and other receivables, net	305	357
Inventory	25	20
Advances to suppliers	34	42
Prepaid and other current assets	40	32
Current assets held for sale	627	751
Total current assets	1,043	1,261
Non-current assets:
Orbital receivables, net	363	382
Property, plant and equipment, net	782	758
Intangible assets, net	943	991
Non-current operating lease assets	176	176
Goodwill	1,455	1,455
Other non-current assets	127	134
Total assets	$4,889	$5,157
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$128	$153
Accrued liabilities	91	130
Accrued compensation and benefits	74	93
Contract liabilities	220	271
Current portion of long-term debt	29	30
Current operating lease liabilities	41	40
Other current liabilities	70	49
Current liabilities held for sale	175	230
Total current liabilities	828	996
Non-current liabilities:
Pension and other postretirement benefits	193	197
Contract liabilities	3	4
Operating lease liabilities	172	173
Long-term debt	2,926	2,915
Other non-current liabilities	110	110
Total liabilities	4,232	4,395
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value, 240 million common shares authorized and 60.1 million outstanding at March 31, 2020; $0.0001 par value, 240 million common shares authorized and 59.9 million outstanding at December 31, 2019)	—	—
Additional paid-in capital	1,790	1,784
Accumulated deficit	(1,130)	(1,082)
Accumulated other comprehensive (loss) income	(4)	59
Total Maxar stockholders' equity	656	761
Noncontrolling interest	1	1
Total stockholders' equity	657	762
Total liabilities and stockholders' equity	$4,889	$5,157

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,
	2020	2019
Cash flows (used in) provided by:
Operating activities:
Net loss	$(48)	$(57)
Net income from discontinued operations	30	11
Net loss from continuing operations	(78)	(68)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Impairment losses including inventory	14	3
Depreciation and amortization	90	95
Amortization of debt issuance costs and other noncash interest expense	4	2
Stock-based compensation expense	3	1
Other	(1)	8
Changes in operating assets and liabilities:
Trade and other receivables	42	17
Accounts payables and accrued liabilities	(47)	(85)
Contract liabilities	(52)	(77)
Other	12	16
Cash used in operating activities - continuing operations	(13)	(88)
Cash (used in) provided by operating activities - discontinued operations	(2)	30
Cash used in operating activities	(15)	(58)
Investing activities:
Purchase of property, plant and equipment and development or purchase of software	(60)	(70)
Return of capital from discontinued operations	11	—
Cash used in investing activities - continuing operations	(49)	(70)
Cash used in investing activities - discontinued operations	(3)	(3)
Cash used in investing activities	(52)	(73)
Financing activities:
Net proceeds of revolving credit facility	15	139
Repayments of long-term debt	(5)	(4)
Settlement of securitization liability	(4)	(4)
Payment of dividends	(1)	(1)
Payment of finance leases	(2)	(2)
Other	1	—
Cash provided by financing activities - continuing operations	4	128
Cash (used in) provided by financing activities - discontinued operations	(15)	11
Cash (used in) provided by financing activities	(11)	139
(Decrease) increase in cash, cash equivalents, and restricted cash	(78)	8
Effect of foreign exchange on cash, cash equivalents, and restricted cash	—	1
Cash, cash equivalents, and restricted cash, beginning of year	109	43
Cash, cash equivalents, and restricted cash, end of period	$31	$52

Reconciliation of cash flow information:
Cash and cash equivalents	$27	$45
Restricted cash included in prepaid and other current assets	1	6
Restricted cash included in other non-current assets	3	1
Total cash, cash equivalents, and restricted cash	$31	$52

NON-GAAP FINANCIAL MEASURES

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA and Adjusted EBITDA.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for certain items affecting comparability as specified in the calculation. Certain items affecting comparability include restructuring, impairments, satellite insurance recovery, CEO severance and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. Management believes that exclusion of these items assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. The Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income as indications of financial performance or as alternate to cash flows from operations as measures of liquidity. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for our results reported under U.S. GAAP. The table below reconciles our net (loss) income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
	2020	2019
($ millions)
Net loss	$(48)	$(57)
Income tax expense	2	1
Interest expense, net	49	49
Interest income	(1)	—
Depreciation and amortization	90	95
EBITDA	$92	$88
Income from discontinued operations, net of tax	(30)	(11)
Restructuring	—	11
Transaction and integration related expense	1	5
Impairment loss, including inventory	14	3
CEO severance	—	3
Adjusted EBITDA	$77	$99

Adjusted EBITDA:
Earth Intelligence	133	125
Space Infrastructure	(39)	(2)
Intersegment eliminations	(7)	(4)
Corporate and other expenses	(10)	(20)
Adjusted EBITDA	$77	$99

Cautionary Note Regarding Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

*****

Unless stated otherwise or the context otherwise requires, references to the terms “Company,” “Maxar,” “we,” “us,” and “our” to refer collectively to Maxar Technologies Inc. and its consolidated subsidiaries.

Investor/Analyst Conference Call

Maxar President and Chief Executive Officer, Dan Jablonsky, and Executive Vice President and Chief Financial Officer, Biggs Porter, will host an earnings conference call Monday,  May 11, 2020, reviewing the first quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 3:00 p.m. MT (5:00 p.m. ET).  To participate, dial:

Participant Toll Free Dial-In:  1-866-211-3067

Participant International Dial-In:  1-647-689-6610

The Conference Call will also be Webcast live and then archived at:

http://investor.maxar.com/events-and-presentations/default.aspx

Telephone replay will be available from Monday,  May 11, 2020 at 6:00 p.m. MT (8:00 p.m. ET) to Monday, May 25, 2020 at 9:59 p.m. MT (11:59 p.m. ET) at the following numbers:

Toll free North America: 1-800-585-8367

International Dial-In:  1-416-621-4642

Passcode: 1767056#

About Maxar

Maxar is a leading provider of solutions in Earth Intelligence and Space Infrastructure. We help government and commercial customers to monitor, understand and navigate the changing planet; deliver global broadband communications infrastructure; and explore and advance the use of space. Our approach combines decades of deep mission understanding and a proven commercial and defense foundation to deliver our services with speed, scale and cost effectiveness. Maxar’s 4,000 team members in more than  20 global locations work to help our customers harness the potential of space. Maxar’s stock trades on the New York Stock Exchange and Toronto Stock Exchange under the symbol “MAXR”. For more information, visit www.maxar.com.

CONTACT:

Jason Gursky | VP Investor Relations | 1-303-684-2207 | jason.gursky@maxar.com

Turner Brinton | Media Relations | 1-303-684-4545 | turner.brinton@maxar.com